Exhibit A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the Amendment No. 3 to Schedule 13D filed on the date hereof with respect to the shares of Class A Common Stock of divine, inc. has been filed on behalf of the undersigned.

Signature

Dated: February 26, 2003

Entities:

Oak Investment Partners IX, Limited Partnership

Oak Associates IX, LLC

Oak IX Affiliates Fund - A, Limited Partnership

Oak IX Affiliates Fund, Limited Partnership

Oak IX Affiliates, LLC

Oak Investment Partners X, Limited Partnership

Oak Associates X, LLC

Oak X Affiliates Fund, Limited Partnership

Oak X Affiliates, LLC

Oak Management Corporation

By:      /s/ Edward F. Glassmeyer

Edward F. Glassmeyer, as

General Partner or

Managing Member or as

Attorney-in-fact for the

above-listed entities

Individuals:

Bandel L. Carano

Gerald R. Gallagher

Edward F. Glassmeyer

Fredric W. Harman

Ann H. Lamont

David B. Walrod

David B. Black

By:      /s/ Edward F. Glassmeyer

Edward F. Glassmeyer,

Individually and as

Attorney-in-fact for the

above-listed individuals